EXHIBIT 10.1

MASTER LEASE AGREEMENT

Lessee Full Name and Full Address:

Granite City Food & Brewery Ltd.

5402 Parkdale Drive, Suite #101

Minneapolis, MN  55416

Name and Phone No. of Lessee Contact:	Dan Bauer (952) 215-0668

Lessee Form of Organization:	Corporation	Fed Tax I.D. No.	41-1883639
(corporation, partnership, limited liability company,		Date of Master Lease
individual, etc.):		Agreement:	August 16, 2006

Lessee’s State of Organization: (if a corporation or registered organization	MN	Lessee’s State Organization Identification Number:	9S-463

For and in consideration of the mutual promises set forth below, Carlton Financial Corporation (“Lessor”) and the lessee named above (“Lessee”) agree as follows:

1.              MASTER LEASE.  This Master Lease Agreement (“Master Lease”) provides terms and conditions the parties hereto intend to be applicable to various lease transactions.  Each lease contract shall be evidenced by a Lease Schedule, in the form attached hereto as Exhibit A, executed by Lessor and Lessee that explicitly incorporates the provisions of this Master Lease Agreement and sets forth specific terms of that particular lease contract (each such Lease Schedule, as it incorporates this Master Lease, shall be called “the Lease”).  Where the provisions of a Lease Schedule conflict with the terms of this Master Lease, the provisions of the Lease Schedule shall prevail.  Each Lease Schedule shall constitute a complete and separate lease agreement, independent of all other Lease Schedules and without any requirement of being accompanied by an originally executed counterpart of this Master Lease Agreement. One originally executed counterpart of the Lease Schedule shall be stamped “Original” and retained by the Lessor.  If more than one counterpart of the Lease Schedule is executed by Lessor and Lessee, all other counterparts shall be stamped “Duplicate Original.”  Only transfer of possession or control by the Lessor of the originally executed counterpart stamped “Original” shall be effective for purposes of perfecting an interest in the Lease Schedule by possession.

2.              NO WARRANTIES.  Lessee agrees that it has selected each item of equipment and other property (the “Equipment”) described in the Lease Schedule based upon its own judgment and disclaims any reliance upon any statements or representations made by Lessor.  Lessee acknowledges the supplier of the Equipment is not Lessor’s agent.  THE EQUIPMENT IS LEASED “AS IS”.  LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE EQUIPMENT AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE EQUIPMENT.  LESSEE AGREES TO PAY THE RENT REQUIRED HEREUNDER WITHOUT REGARD TO THE CONDITION OF THE EQUIPMENT.  Lessor agrees to assign the manufacturer’s warranties to Lessee and Lessee has the right to make warranty claims against the manufacturer under such warranties.  The Lessor is obligated to be cooperative in permitting such claims against the manufacturer.

3.              FINANCE LEASE.  Lessor and Lessee agree that the Lease is a “finance lease” within the meaning of Article 2A of the Uniform Commercial Code.  The parties agree that the Lessor has not selected, manufactured or supplied the Equipment.  Lessee acknowledges receipt of a copy of the contract evidencing Lessor’s purchase of the Equipment.  THERE ARE NO WARRANTIES OR OTHER RIGHTS PROVIDED TO THE LESSEE BY THE LESSOR OR THE SUPPLIER OF THE EQUIPMENT IN CONNECTION WITH THIS LEASE EXCEPT AS DESCRIBED HEREIN.

4.              NET AND NONCANCELLABLE LEASE.  This is a net Lease and Lessee’s obligation to pay the rent and other amounts due hereunder is unconditional and not subject to abatement, reduction or setoff, defense, counterclaim or interruption of any kind.  The Lease is a non-cancelable lease and will not terminate in the event of any damage to or destruction of the Equipment.  The

Lease may be terminated only as expressly provided herein.  To the extent permitted by law, Lessee waives the right to (i) cancel the Lease; (ii) repudiate the Lease after the equipment has been Accepted; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) grant a security interest in the Equipment to a third party (vii) deduct from rents all or any part of claimed damages resulting from Lessor’s default, if any.  Lessee’s payment of the rent shall not act to waive any claim that Lessee may have against Lessor under the terms of this Agreement.

5.              TERM.  The initial term of the Lease (the “Initial Term”) respecting the Equipment shall commence on the 1st day of the month following acceptance of the equipment by Lessee and end upon the full performance and observance by Lessee of each and every term, condition and covenant set forth in the Lease.  Except as otherwise provided in the Lease Schedule or any amendment thereto, Lessee or Lessor may terminate the Lease at the expiration of the Initial Term by giving the other at least 90 days prior written notice of termination.  If neither Lessee nor Lessor gives such notice, then the term of the Lease shall be extended automatically on the same rental and other terms set forth herein until terminated by either Lessee or Lessor giving the other at least 90 days prior written notice of termination.

6.              SECURITY DEPOSIT AND ADVANCE RENTALS.  The Security Deposit or Advance Rentals specified on each Lease Schedule shall be paid by Lessee to Lessor upon the signing of the Lease Schedule and may be deposited in Lessor’s general operating account.  During the term the Security Deposit is held, Lessor shall pay Lessee interest on the Deposit semi-annually, at a current market rate for a 12 month CD.  Following completion of the term of the Lease for that Equipment, and provided there has been no breach of the Lease by Lessee, Lessor shall refund Lessee the Security Deposit that relates to Equipment whose lease term has expired.  No security deposit shall be applied by the Lessee to the last rent payment.  Any Advance Rentals paid by Lessee shall be applied to the last rent payments due during the Initial Term of the Lease, except as otherwise agreed by Lessor.

7.              COMMENCEMENT; RENTAL PAYMENTS; INTERIM RENTAL; LATE FEES.  The Lease shall commence upon the written acceptance hereof by Lessor and shall end upon full performance in observance by Lessee of each and every term, condition, and covenant set forth in the Lease and any extensions thereof.  The monthly rental payments shall be in advance and shall be in the amount and frequency as provided in the Lease Schedule.  The first such rental payment shall be made on the 1st day of the month following the date on which the equipment is accepted by the Lessee.  In addition to regular rentals, Lessee shall pay to Lessor interim rent, which shall be a pro rata portion of the monthly rental charges based on a daily rental charge of one-thirtieth (1/30th) of the monthly rental calculated from the date of which the equipment is accepted by Lessee to the end of the month and shall be due and payable upon Lessee’s receipt of invoice from Lessor.  Lessee agrees to pay Lessor late charges equal to five percent (5%) of the amount due for scheduled payments not made when due.

8.              TITLE.  Title to the Equipment shall at all times remain in Lessor and Lessee shall protect and defend the title of Lessor and keep it free of all claims and liens other than those of Lessee hereunder or created by Lessor.  If the Lease shall be construed by a court to be a lease “intended as security” and not a “true” lease, then Lessee, to secure all of Lessee’s payment and performance obligations under the Lease, hereby grants to Lessor a first priority security interest in the Equipment (including, without limitation, all inventory, fixtures or other property comprising the same) together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories thereto whether or not furnished by the supplier of the Equipment, all subleases, chattel paper, security deposits relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral and any and all insurance or other proceeds of the property and other collateral to which a security interest is granted.  Lessor hereby warrants and covenants to Lessee that Lessee shall and may quietly have hold and enjoy the Equipment free from anyone claiming through Lessor.

9.              LAWS AND TAXES.  LESSEE SHALL COMPLY WITH ALL LAWS AND REGULATIONS RELATING TO THE EQUIPMENT AND ITS USE AND SHALL PROMPTLY PAY WHEN DUE ALL SALES, USE, PROPERTY, EXCISE AND OTHER TAXES AND ALL LICENSE AND REGISTRATION FEES NOW OR HEREAFTER IMPOSED BY ANY GOVERNMENTAL BODY OR AGENCY UPON THE EQUIPMENT OR ITS USE OR THE RENTALS HEREUNDER.  Lessee shall prepare and file all tax returns relating to taxes for which Lessee is responsible hereunder which Lessee is permitted to file under the laws of the applicable taxing jurisdiction.  Lessee agrees to indemnify and hold Lessor and any Assignee (as defined below) harmless from, against and in respect of any and all such taxes, with the exception of Lessors normal income taxes associated with the Lease.

10.       TAX BENEFIT INDEMNITY.  If (a) Lessor incurs a disallowance, elimination, recapture, reduction or disqualification, in whole or in part, or any deduction, credit or other tax benefit claimed by Lessor for federal, state, or local income tax purposes in any tax law change), (b) Lessor shall lose the right to claim any Tax Benefit for any reason (including any tax law change), (c) any tax law change should adversely affect Lessor’s anticipated net after tax rate of return over the term of this Lease (any one or more of the occurrences in (a), (b) or (c) above being hereafter called a “Tax Loss”), then, upon demand by Lessor, the Lessee shall immediately pay to Lessor as additional rent the amount which will (after deduction therefrom of all taxes, interest, additions to tax or penalties that have been or will be required to be paid by Lessor at the highest marginal corporate tax rate under all applicable federal, state, and local laws), in Lessor’s reasonable opinion, compensate Lessor for the Tax Loss.  In any event, Lessees obligation shall be limited to 5% of the rent otherwise payable to Lessor.

11.       INSPECTION.  With reasonable notice, Lessor shall have the right during normal business hours to enter into and upon the premises where the Equipment is located for the purpose of inspecting the same or observing its use.

12.       ALTERATIONS.  Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the Equipment.  Any alteration, addition or improvement shall become the property of Lessor and part of the Equipment for all purposes hereunder.

13.       REPAIRS.  Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish or purchase any and all parts, mechanisms, devices and labor required to keep the Equipment in good mechanical and working order.  If indicated on the applicable Lease Schedule, Lessee shall at its own expense cause the Equipment to be covered by a maintenance contract, with a service organization acceptable to Lessor, at all times during the lease term and until the Equipment has been returned to Lessor.

14.       LOSS OR DAMAGE.  From the date the supplier ships the Equipment to Lessee or the date Lessor confirms Lessee’s purchase order or contract to Supplier, Lessee hereby assumes and shall bear the entire risk of loss for theft, damage, destruction or other injury to the Equipment from any and every cause whatsoever.  NO SUCH LOSS OR DAMAGE SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THE LEASE WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.  In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for any reason, or in the event of condemnation or seizure of the Equipment (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit there for, Lessee shall at the option of Lessor, (a) place the Equipment in good repair, condition and working order and otherwise acceptable to Lessor; or (b) replace the Equipment (or any part thereof) with like equipment having a fair market value equal to that of the replaced equipment prior to it being so affected and in good repair, condition and working order and transfer clear title to such replacement equipment to Lessor whereupon such replacement equipment shall be deemed the Equipment for all purposes; or (c) pay to Lessor the following amounts: (i) if the Lease provides for a Casualty Loss Value of the Equipment, the total rent due and owing at the time of such payment plus an amount calculated by Lessor which is equal to the Casualty Loss Value as defined in and attached to each Lease Schedule; (ii) if the Lease does not provide for a Casualty Loss Value of the Equipment, not as a penalty, but herein liquidated for all purposes, an amount equal to the sum of (A) any accrued and unpaid rent as of the date the loss, theft, damage or destruction occurred (“Date of Loss”) plus interest at the rate of eighteen percent (18%) per annum; (B) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired term of the Lease using a discount rate of six percent (6%) per annum; (C) the present value of the agreed upon or estimated residual value of the Equipment as of the expiration of this Lease or any renewal thereof using a discount rate of six percent (6%) per annum; and (D) any other amount otherwise then due and owing under the Lease or which otherwise will become due and owing irrespective of the fact that the Equipment has been damaged, destroyed, lost or stolen including any additional taxes or other charges that may otherwise arise by reason of the damage, destruction, loss or theft of the Equipment.  Upon Lessor’s receipt of such payment, Lessee shall be entitled to the proceeds of any recovery in respect of any such item of Equipment from insurance or otherwise to the extent that said proceeds do not exceed the Casualty Loss Value of such item of Equipment, and any excess shall be retained by Lessor.

15.       DELIVERY AND ACCEPTANCE.  Unless otherwise provided in a Lease Schedule, Lessee shall pay the cost of transportation of the Equipment to Lessee.  Lessee shall bear the risk of loss during such transportation.  Upon delivery Lessee shall sign and deliver to Lessor an acceptance certificate satisfactory to Lessor.

16.       LOCATION OF USE.  Unless otherwise stated on a Lease Schedule, the Lessee will cause the Equipment subject to that Lease Schedule to be located (after initial delivery to Lessee) at Lessee’s address stated at the heading of this Agreement until such time as that Equipment is returned to Lessor or returned in accordance with Lessor’s instructions.

17.       RETURN OF EQUIPMENT.  Upon the expiration of or earlier termination of this Lease with respect to an item of Equipment, Lessee shall return the same directly to Lessor at its offices in Minneapolis, Minnesota, or such other location as Lessor designates, in good repair, condition and working order (ordinary wear and tear resulting from proper use thereof alone excepted), completed and ready for further use.  Lessee shall pay all transportation and other expenses relating to such return.  Lessee authorizes Lessor to sell the Equipment while located upon Lessee’s premises.  In the event Lessee breaches this section, Lessor may, in lieu of its other remedies, require Lessee to purchase the items of Equipment as to which the breach as occurred on the same terms as if Lessee were exercising an option to purchase such Equipment under this Master Lease Agreement (and whether or not such an option was granted to Lessee).

18.       INSURANCE.  Lessee at its expense shall provide insurance coverage in amounts and with insurance carriers acceptable to Lessor for all risks of:  (a) loss, theft, damage or destruction to the Equipment, with coverage not less than the original cost of the Equipment (excluding depreciation); and (b) public liability and property damage covering personal injuries, death or property damage resulting from the ownership, maintenance, use, operation or transportation of the Equipment, with coverage of not less than $1,000,000 per occurrence.  Each of the insurance policies providing said coverage shall name Lessor and any Assignee as loss payee and additional insured, provide that the policy may not be canceled or materially altered without thirty (30) days prior written notice to Lessor, and be primary without right of contribution from any insurance carried by Lessor.  Lessee shall, if requested by Lessor, provide Lessor with a certificate(s) evidencing said coverage prior to taking possession of the Equipment.  Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-in-fact, limited to a time period in which Lessee is in default, to make claim for, receive payment of, and execute and endorse all instruments, checks or drafts for loss or damage or returned premium under any insurance policy of Lessee’s.

19.       INDEMNITY.  Lessee shall and does hereby agree to indemnify, defend and hold harmless Lessor and any Assignee, and each of their directors, officers, employees, agents or affiliates from any and all claims, demands, actions, suits, proceedings, costs, expenses, damages, and liabilities (including attorneys’ fees) arising out of, connected with or resulting from the delivery, possession, use, operation, maintenance, repair or return of Equipment by Lessee or its employees, agents, customers or invitees or vendors.  Lessee’s obligations under the preceding sentence shall survive expiration of any rental term or the termination of the Lease.  Indemnity shall not apply to occurrences that take place after the surrender and acceptance of the equipment to Lessor.

20.       REPRESENTATIONS AND WARRANTIES BY LESSEE.  Lessee represents and warrants to Lessor that:  (a) the Lease constitutes the Lessee’s legal, valid and binding obligation and is enforceable against Lessee in accordance with its terms; (b) Lessee’s entry into and performance under the Lease will not result in any breach, default or violation under Lessee’s charter documents (articles of incorporation and bylaws in the case of a corporation or partnership agreement in the case of a partnership or articles of organization and operating agreement in the case of a limited liability company) or any other agreement to which Lessee is a party or to which it or its property is subject; (c) there are no suits or proceedings pending or threatened before any court, government agency or arbitrator which, if determined adversely to Lessee, would have a material adverse effect on its financial condition or ability to perform its obligations under the Lease; (d) that any financial statements or other information which Lessee has furnished Lessor concerning the business or condition of Lessee was true, correct and complete at the time furnished or as of the date of such financial statements; (e) the Equipment shall remain personal property; with respect to any Equipment that is the subject of any sale and leaseback transaction pursuant hereto, Lessee has good title to, rights in, and/or power to transfer all of the same.  The Equipment is removable from and is not essential to the premises upon which it is located regardless of its attachment to realty, and Lessee agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of its attachment to realty with respect to all of the Equipment leased hereto.

21.       FINANCIAL STATEMENTS.  Upon request by Lessor, Lessee will promptly provide statements for its most recently completed fiscal year end or quarter and any other financial information reasonably requested.

22.       ASSIGNMENT BY LESSOR.  Lessor may from time to time without notice to Lessee sell, assign, pledge, transfer or convey to a third party (each an “Assignee”) all or part of Lessor’s right, title and interest in the Lease, the Equipment, or any sums payable therefor.  Lessor may grant a security interest in the same to such Assignee as collateral security for any loans or advances made or to be made to Lessor by such Assignee.  Lessee, upon receipt of notice of any such transfer, assignment or security interest and instructions from Lessor shall pay its obligations under the Lease to the Assignee (or to any other party designated by the Assignee).  Upon any such transfer, assignment or granting of a security interest by Lessor, Lessee’s obligations hereunder with respect to Assignee, including, without limit, its obligation to pay the Assignee rents and other sums due and to become due under the Lease, shall be absolute and unconditional, and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, including but not limited to any defect in the Equipment, the condition, design, operation or fitness for use or any loss or destruction of the Equipment or any part thereof, the prohibition of or other restriction against Lessee’s use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of its obligations herein contained, or any other cause, whether similar or dissimilar to the foregoing.  Upon notice of any intended transfer, assignment, or granting of a security interest: (a) Lessee shall promptly submit to Lessor such documents as may be reasonably required by the intended Assignee, in form and substance satisfactory to the intended Assignee, including without limitation:  (1) a certificate that the Equipment was delivered and accepted; (2) if

Lessee is a corporation, a certified copy of resolutions adopted by Lessee’s Board of Directors authorizing execution of the Lease; (3) an acknowledgment to the Lessor’s transfer, assignment or granting of a security interest; (4) a UCC Financing Statement;  (b) in the event of any such assignment, transfer, or granting of a security interest:  (1) Lessee shall send copies of any notices which are required hereunder to be sent to Lessor to the Assignee as well as to Lessor; (2) Lessee shall not permit the Lease to be amended or any provisions thereof to be waived without the prior written consent of the Assignee; (3) Lessee agrees not to look to the Assignee to perform any of Lessor’s obligations hereunder; (4) Lessee agrees that Assignee shall be exclusively entitled to all of the rights and remedies provided to the Lessor under the Lease; (c) no such transfer, assignment or granting of a security agreement by Lessor shall relieve Lessor of any of its obligations under the Lease or shall limit Lessee’s rights to look to Lessor for the performance of such obligations.

23.       ASSIGNMENT BY LESSEE.  LESSEE SHALL NOT ASSIGN, TRANSFER, PLEDGE, OR HYPOTHECATE THE LEASE, THE EQUIPMENT OR ANY PART THEREOF, OR ANY INTEREST THEREIN.  LESSEE SHALL NOT SUBLET OR LEND THE EQUIPMENT, OR ANY PART THEREOF, OR PERMIT THE EQUIPMENT OR ANY PART THEREOF TO BE USED BY ANYONE OTHER THAN LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (OR FOLLOWING AN ASSIGNMENT, ANY ASSIGNEE OF WHICH THE LESSEE HAS KNOWLEDGE OF) WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD.  If Lessee is a corporation or a partnership, the change in ownership of 50% or more of the ownership interest in Lessee during the term of the Lease without the written consent of Lessor constitutes a prohibited assignment hereunder.  Subject always to the foregoing, the Lease inures to the benefit of, and is binding upon the heirs, legatees, personal representatives, successors, and assigns of the parties hereto.  No sale, assignment or sublease, whether authorized by Lessor or in violation of the terms hereof, shall relieve Lessee of its obligations and Lessee shall remain primarily liable hereunder and under each Lease Schedule.  Assigns shall become bound as a “new debtor” to the Lease as set forth under UCC § 9-203(e).  Lessor will consider such Assignment if the Assignee’s financial condition is equal to or superior to that of Lessee as may be determined by Lessor’s Chief Financial Officer and accountants.

24.       DEFAULT.  Any one of the following events shall constitute an “Event of Default” hereunder:  (a) Lessee shall fail to pay when due any installment of rent or other amount due hereunder; (b) Lessee shall fail to observe or perform any other agreement to be observed or performed by Lessee hereunder; (c) Lessee, any guarantor of the Lease, or any partner of Lessee if Lessee is a partnership shall cease doing business as a going concern or make an assignment for the benefit of creditors; (d) Lessee, any guarantor of the Lease, or any partner of Lessee if Lessee is a partnership shall voluntarily file, take any action to authorize the filing, or have filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debt or similar relief under the federal or state bankruptcy or insolvency law; (e) a trustee, receiver, or liquidator be appointed for Lessee, any guarantor of the Lease, or for all or a substantial part of the assets of Lessee or any guarantor; (f) any individual Lessee or individual guarantor of the Lease, or partner of Lessee if Lessee is a partnership, shall die; (g) an event of default shall occur under any other obligation Lessee or any guarantor of the Lease owes to Lessor; (h) an event of default by Lessee shall occur under any agreement involving Lessee’s or a guarantor’s indebtedness to a lender for borrowed money; or (i) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entity to any person unless:(i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person’s effective assumption and its agreement to pay, perform, comply with and otherwise be liable for all of Lessee’s obligations having previously arisen, or then or thereafter arising, under the Lease together with any documents, agreements, certificates, opinions and filings by Lessor; and (ii) Lessor (and any Assignee) is satisfied as to the creditworthiness of such person.

25.       REMEDIES.  Upon the occurrence of an Event of Default and at any time thereafter, Lessor or Assignee may exercise from time to time any one or more of the following remedies:  (a) terminate this Lease as to any portion or all of the Equipment; (b) take immediate possession of any or all of the Equipment; wherever situated, and for such purpose enter upon any premises without liability for so doing or requirement to post bond in any legal proceeding; (c) hold, use, lease, sell or otherwise dispose of any or all of the Equipment in such manner as Lessor in its sole discretion may decide.  With respect to any exercise of its rights to recover and/or dispose of any Equipment, Lessee acknowledges and agrees that Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean up or otherwise prepare the Equipment for disposition; (d) accelerate the due date of all remaining rent payments due hereunder for the entire remaining Initial Term of this Lease or any amendment thereto, including any renewal term then in effect, whereupon said amounts shall be immediately due and payable; (e) recover the sum of: (i) any accrued and unpaid rent, plus (ii) the present value of all future rentals reserved in this Lease and contracted to be paid over the unexpired Initial Term of this Lease (or any renewal period then in effect), discounted at the rate of four percent (4%) per annum; plus (iii) the anticipated residual value of the Equipment as of the expiration of this Lease or any renewal thereof discounted at the rate of four percent (4%) per annum, (iv) any indemnity payment, if then determinable; (v) all reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including but not limited to costs of transportation, possession, storage, refurbishing, advertising and broker’s fees together with all attorney’s fees and cost incurred in connection therewith or otherwise resulting from Lessee’s default (including any incurred at trial, on appeal or any other proceeding); and (vi) the value of all Tax Benefits lost to Lessor as a result of Lessee’s default or the enforcement by Lessor of any remedy; plus interest on each of the foregoing at the rate of one and one-half (1½%) per month (“default interest”) (f) expend such monies as Lessor deems appropriate to cure or mitigate the effect of the Event of Default, or to protect the Lessor’s interest in the Equipment and this Lease, with all such sums to be immediately reimbursed to Lessor by Lessee; (g) setoff Lessee’s Security Deposit or any other property of Lessee held by Lessor against any amount owed by Lessee to Lessor; and (h) exercise any other remedy permitted by law, equity or any other agreements with Lessee or any guarantor of this Lease.  No remedy given in this paragraph is intended to be exclusive and each shall be cumulative.  No express or implied waiver by Lessor of any Event of Default shall constitute a waiver of any subsequent Event of Default.

26.       NOTICES.  Any written notices hereunder shall be deemed to have been given when delivered personally or deposited in the United States mails, postage prepaid, certified mail, return receipt requested, and if to Lessee, mailed to its address set forth at the heading of this Agreement or to such other address as may be last known to Lessor, and if to Lessor, addressed to Carlton Financial Corporation, 1907 E. Wayzata Boulevard, Suite 180, Wayzata, MN 55391 or such other address as Lessor may hereafter specify in a written notice to Lessee.

27.       LABELING.  Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim or ownership thereof by Lessee or any party other than Lessor or anyone so claiming through Lessor.  If Lessor requests Lessee shall cause the Equipment to be plainly marked or tagged to indicate Lessor’s interest in the Equipment.

28.       FURTHER ASSURANCES.  Lessee agrees to execute or otherwise authenticate and deliver such other documents, records, financing statements or instruments necessary to effect the transactions contemplated by this Lease or requested by Lessor to document or protect Lessor’s ownership interest in the Equipment.  Lessee authorizes Lessor to file all documents (including all UCC financing statements and amendments thereto) that Lessor deems necessary to perfect its interest in the Lease and Equipment.  Lessee shall provide written notice to Lessor not less than thirty (30) days prior to any contemplated change in the name, jurisdiction of organization or address of the chief executive officer of Lessee, or any change in its state organizational identification number (if applicable).

29.       ENTIRE AGREEMENT.  The Lease shall not be amended, altered, or changed, or any obligation hereunder waived, except by written agreement signed by the parties hereto.  No agent or employee of Lessor shall have the power to waive any of the terms or provisions hereof, or to incur additional obligations on behalf of Lessor, unless such waiver or additional obligations are evidenced by an agreement in writing signed by a duly authorized officer of Lessor and by the Lessee.  No agent or employee of Lessor shall have the authority to receive any payment of rentals or other sums accruing hereunder except remittances made payable to the order of Lessor for purposes of forwarding same to Lessor, and no agent or employee shall have any power to endorse for collection or otherwise any of those remittances.

30.       SEVERABILITY.  If any provision of the Lease is held invalid, that invalidity shall not affect the other provisions that can be given without the invalid provisions, and to this end the provisions of the Lease are declared to be severable.

31.       GOVERNING LAW; FORUM; WAIVER OF JURY TRIAL.  This Lease shall be deemed entered into in Minnesota and governed by the laws of the State of Minnesota without regard to the conflicts of laws principal of that state.  Lessor and Lessee hereby irrevocably consent to the nonexclusive personal jurisdiction of and venue in any United States or State of Minnesota court sitting in Minneapolis or St. Paul, Minnesota over any dispute arising under or involving this Lease or any guaranty of the Lessee’s obligations under the Lease.  LESSOR AND LESSEE EACH WAIVES ITS RIGHTS, IF ANY, TO A JURY TRIAL.

32.       POWER OF ATTORNEY.  Lessee irrevocably authorizes and appoints Lessor as its attorney in fact solely to complete, amend and execute on Lessee’s behalf financing statements in connection with the Lease and to conform the description of the property (including serial numbers) and any such financing statements or other documentation.  Lessee will also promptly execute and deliver to Lessor such further documents and take further action as Lessor may request to more effectively carry out the intent and purpose of the Lease.

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date first written above.

LESSOR:		LESSEE:
CARLTON FINANCIAL CORPORATION		GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ Cheryl VanBrunt	By:	/s/ Steven J. Wagenheim

Title:	Corporate Secretary	Title:	President and Chief Executive Officer

Exhibit A

LEASE SCHEDULE

Master Lease Agreement dated:	Lease Schedule No.

Lessor:	Carlton Financial Corporation
1907 E. Wayzata Blvd., Suite 180
Wayzata, MN 55391

Lessee:

Supplier:	Various

Description of Equipment:

QUANTITY	SERIAL NUMBER	TYPE & MODEL NUMBER

Location of Equipment (if different from Lessee’s address):

Total Cost
$

Lease Commencement Date:
	Schedule of Payments	Total Basic Rent
$

Initial Term in months:
	Initial Payment	Basic Rental Payment	Advanced Payment
Rental Payment Period	Due Date: UPON RECEIPT	No.	$
	Amount: $	at: $
		Due on the 1st of the month	Security Deposit
	Plus applicable sales & use tax	Plus applicable sales & use tax	N/A

☒ Monthly	☐ Annually
☐ Quarterly	☐ Other-see additional provisions
☐ Semi-annually

ADDITIONAL PROVISIONS:

1.     INCORPORATION OF THE STANDARD TERMS AND CONDITIONS.  This Lease Schedule incorporates the terms and conditions of the Master Lease Agreement dated                             between Lessor and Lessee.  Capitalized terms used in this Lease Schedule and not otherwise defined shall have the meanings ascribed thereto in the Master Lease Agreement.

2.     ENTIRE AGREEMENT.  This Lease Schedule, together with the incorporated terms and conditions contained in the Master Lease Agreement, constitutes the entire agreement between Lessee and Lessor and supersedes all prior and contemporaneous writings, understandings, and agreements.  No waiver, consent, modification or change of terms of this Lease shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification, or change shall be effective only in the specific instance and for the specific purpose given.  Any terms and conditions of any purchase order or other documents submitted by Lessee in connection with this Lease which are in addition to or inconsistent with the terms and conditions of this Lease will not be binding on Lessor and will not apply to this Lease.

Lessee by the signature below of its authorized representative acknowledges that it has read this Lease Agreement, understands it, and agrees to be bound by its terms and conditions.

DATED:

Lessor: Carlton Financial Corporation	Lessee:

By:	By:
Its:	Its: